Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Alien Technology Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Mountain View, California

July 11, 2006